EXHIBIT 99.4

	INTERNET			TELEPHONE			MAIL

https://www.proxypush.com/bk				1-866-430-8288
•	Go to the website address listed above.		•	Use any touch-tone telephone.		•	Mark, sign and date your proxy card.
•	Have your proxy card ready.	OR	•	Have your proxy card ready.	OR	•	Detach your proxy card.
•	Follow the simple instructions that appear on your computer screen.		•	Follow the simple recorded instructions.		•	Return your proxy card in the postage-paid envelope provided.

Your telephone or internet vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned the proxy card. If you submit your proxy by telephone or the internet, there is no need for you to mail back your proxy card.
1-866-430-8288
CALL TOLL-FREE TO VOTE

☐	▼ DETACH PROXY CARD HERE IF YOU ARE NOT VOTING BY TELEPHONE OR INTERNET ▼

Mark, Sign, Date and Return this Proxy Card Promptly Using the Enclosed Envelope.	☒	Votes must be indicated (x) in Black or Blue ink.

The Board of Directors recommends a vote FOR proposals 1, 2, 3 and 4:

	FOR	AGAINST	ABSTAIN

1.
To adopt the Amended and Restated Agreement and Plan of Merger, dated as of December 3, 2006, and amended and restated as of February 23, 2007, and further amended and restated as of March 30, 2007, by and between Mellon Financial Corporation (“Mellon”), The Bank of New York Company, Inc. (“Bank of New York”) and The Bank of New York Mellon Corporation (“Newco”), as it may be further amended from time to time, and the transactions contemplated thereby, pursuant to which Mellon and Bank of New York will be successively merged with and into a newly formed holding company, The Bank of New York Mellon Corporation.
	☐	☐	☐

2.
To approve a provision in the certificate of incorporation of Newco requiring the affirmative vote of the holders of at least 75 percent of the voting power represented by the outstanding voting shares of Newco in order for the sharesholders to modify, amend or repeal the arrangement contained in Article Five of Newco’s bylaws during the first 36 months following completion of the transaction, or to adopt any bylaws provision or other resolution inconsistent with such arrangements.
	☐	☐	☐

		FOR	AGAINST	ABSTAIN

3.	To approve the number of authorized shares of Newco capital stock as set forth in Newco’s certificate of incorporation.	☐	☐	☐

4.	To adjourn the Bank of New York special meeting, if necessary or appropriate, including to solicit additional proxies.	☐	☐	☐

To change your address, please mark this box.	☐

The proxy holder may vote and otherwise represent the undersigned on any other matter which may properly come before the meeting or any adjournment or postponement thereof in the discretion of the proxy holder. Please sign exactly as your name appears on this card. When signing as attonery, executors, adminstrator, trustee or guardian, please give full title. If shares are held jointly, each holder must sign. Please complete, date, sign and mail this proxy.

Date	Stock Owner sign here	Co-Owner sign here

Your Vote is Important
Please Vote Today
Special Meeting of Shareholders to be held on May 24, 2007 at 9:00 A.M.

THE BANK OF NEW YORK COMPANY, INC.
ONE WALL STREET, NEW YORK, NY 10286
PROXY

This Proxy is Solicited on Behalf of the Board of Directors

      The undersigned hereby appoints Thomas J. Mastro, John M. Liftin and James Vallone as proxies each with the power to appoint his substitute and hereby authorizes each of them to represent and to vote, as designated on the reverse hereof, all the shares of Common Stock of The Bank of New York Company, Inc. held of record by the undersigned on April 12, 2007 at the Special Meeting of Shareholders to be held on May 24, 2007 or any adjournment thereof.

      Unless otherwise specified, this proxy, when properly executed, will be voted FOR proposals (1), (2), (3) and (4). In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting or any adjournment thereof.

Address changes/Comments	THE BANK OF NEW YORK COMPANY, INC. P.O. BOX 11198 NEW YORK, N.Y. 10203-0198

Please mark, sign and date this proxy on the reverse side and return it promptly in the accompanying envelope.